EXHIBIT 99.3

UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

The following unaudited condensed pro forma financial statements of JAG Media and CardioGenics were derived from the historical consolidated financial statements of JAG Media and CardioGenics and should be read in conjunction with the historical financial statements and the notes thereto, included elsewhere in this Current Report on Form 8-K/A and in JAG Media’s EDGAR filings with the U.S. Securities and Exchange Commission (“SEC”). Our historical results are reported based on a fiscal year ending on July 31st as compared to the results for CardioGenics, which have been historically reported based on a fiscal year ended October 31st.  In the pro forma combined financial information, we have recast the historical financial information for the six months ended April 30, 2009 by deducting the three month period ended October 31, 2008 from the nine months ended April 30, 2009 to conform with the fiscal six months ended April 30, 2009 presentation of our financial statements.  We have recast the historical financial information for the year ended July 31, 2008 by adding the subsequent interim period and deducting the comparable preceding period to conform with the fiscal year ending October 31, 2008.  The unaudited pro forma condensed balance sheet combines the historical unaudited consolidated balance sheets of JAG Media and CardioGenics as of April 30, 2009 as if the reverse acquisition had been consummated as of that date and accounted for as a reverse acquisition in which CardioGenics is the accounting acquirer and JAG Media is the accounting acquiree. The unaudited condensed pro forma statements of operations combine the operations of JAG Media for the six months ended April 30, 2009 with the operations of CardioGenics for the six months ended April 30, 2009 as if the reverse acquisition were completed at November 1, 2007.  The unaudited condensed pro forma statements of operations combine the operations of JAG Media for the twelve months ended October 31, 2008 with the operations of CardioGenics for the year ended October 31, 2008 as if the reverse acquisition were completed at November 1, 2007.

The unaudited condensed pro forma financial statements were prepared using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141 “Business Combinations”.

On May 22, 2009, JAG Media entered into a Share Purchase Agreement with CardioGenics Exchangeco Inc., an Ontario, Canada corporation and subsidiary of JAG Media (“Exchangeco”), which JAG Media owns through “CardioGenics Callco Inc.,” a wholly-owned Ontario, Canada subsidiary of JAG Media, CardioGenics Inc., an Ontario, Canada corporation (“CardioGenics”) and Yahia Gawad, the principal shareholder of CardioGenics (the “Principal Shareholder”) pursuant to which Exchangeco will acquire all of the outstanding shares of common stock of CardioGenics, excluding 173,869 common shares owned by a minority shareholder of CardioGenics (“CardioGenics Common Shares”).  At the conclusion of the transaction, the minority shareholder will own less than 1% of CardioGenics.

In consideration for the surrender of their CardioGenics common shares to Exchangeco, Exchangeco shall cause JAG Media to issue to the CardioGenics shareholders 422,183,610 shares of JAG Media common stock, par value $0.00001 (the “Share Consideration”) in accordance with the terms of the share purchase agreement. The CardioGenics shareholders shall have the option to receive their pro-rata allocation of the Share Consideration in the form of (a) JAG Media common stock, to be issued at the closing (the “JAG Consideration Shares”) or (b) exchangeable shares of Exchangeco, to be issued at the closing, which shares shall be exchangeable at any time after the closing into a number of shares of JAG Media common stock equal to such shareholders’ pro rata allocation of the Share Consideration (the “Exchangeable Shares”).  As of the date the transaction was completed,145,528,195 shares of JAG Media common stock was issued to CardioGenics shareholders and 276,655,415 exchangeable shares of JAG Media common stock were held in trust by Exchangeco.

Upon issuance, the Share Consideration provided the CardioGenics shareholders with direct and/or indirect ownership of approximately 85% of JAG Media’s outstanding common stock (on a fully diluted basis) as of the closing, assuming (for purposes of such calculation) that the Exchangeable Shares were fully exchanged for the permitted number of shares of JAG Media common stock immediately following the closing.

At the closing, JAG Media’s current directors resigned as directors of JAG Media and its subsidiaries and  also resigned as officers and executives of JAG Media and its subsidiaries. JAG Media's board of directors was replaced with designees of CardioGenics. The current directors of JAG Media entered into consulting agreements with the post-closing company at the closing, pursuant to which they will provide certain consulting services to assist the post-closing company in connection with certain transition matters.

As required by the Share Purchase Agreement, on July 6, 2009 JAG Media, Exchangeco and WeirFoulds LLP entered into a Voting and Exchange Rights Agreement (the “Trust Agreement”) pursuant to which the parties make provision and establish procedures whereby, among other matters (a) voting rights in JAG Media shall be exercisable by the holders from time-to-time of the Exchangeable Shares (other than JAG Media and its subsidiaries) (the “Holders”) and (b) the Holders shall have the right to require JAG Media, ExchangeCo or another subsidiary to-be-created at the option of JAG Media to purchase the Exchangeable Shares from the Holders, all in accordance with the terms of the Trust Agreement.

On July 6, 2009, concurrent with the execution of the Trust Agreement and as required by the Share Purchase Agreement, JAG Media and ExchangeCo also entered into a Support Agreement (the “Support Agreement”) pursuant to which, among other matters, JAG Media will be required to take various actions in connection with the Exchangeable Shares to insure that ExchangeCo is able to meet its obligations with respect to the Holders and the Exchangeable Shares.

The Trust Agreement and Support Agreement became effective on the closing date of the acquisition of CardioGenics by Exchangeco. The Share Purchase Agreement was filed with the SEC in a Current Report of Form 8-K on May 22, 2009 and the Trust Agreement and Support Agreement were filed with the SEC in a Current Report of Form 8-K on July 6, 2009.

As required by the Share Purchase Agreement, (a) CardioGenics closed private placements of not less than $1,500,000 consisting of 3,120,690 shares of stock issued for $0.87 per share totaling $2,715,000; (b) the CardioGenics shareholders and debenture holders made certain deliveries, prior to the closing, as set forth in the Share Purchase Agreement; and (c) satisfied various customary conditions to closing. The calculation of the purchase price as reflected in these pro forma condensed financial statements has been based upon a preliminary estimate of the number of shares to be effectively issued to the JAG Media stockholders as of the date of the acquisition. Management of CardioGenics is currently assessing the fair values of the assets of JAG Media to be acquired and the liabilities to be assumed. For the purposes of preparing the pro forma financial statements, management made a preliminary estimate that the fair values of the identifiable tangible and intangible assets and the liabilities of JAG Media to be acquired or assumed by CardioGenics will approximate their historical carrying values as of the effective date of the acquisition and the excess purchase price has been allocated to a single caption called “in process research and development”. This preliminary allocation of the purchase price is dependent upon certain estimates and assumptions, which are preliminary and have been made solely for the purpose of developing such pro forma condensed financial statements.

A final determination, as described below, of the fair values of JAG Media’s identifiable tangible and intangible assets and its liabilities will be based on their fair values as of the date of completion of the acquisition and such valuations could change significantly upon the completion of further analyses from those used in the condensed pro forma financial statements presented below.

The unaudited condensed pro forma financial statements were prepared using the assumptions described below and in the related notes. The historical consolidated financial information has been adjusted to give effect to pro forma events that are:

•	directly attributable to the acquisition;

•	factually supportable; and

•	with respect to the statements of operations, expected to have a continuing impact on the results.

A valuation of the assets acquired and liabilities assumed for the purpose of allocating the purchase price has not yet been undertaken by the management of CardioGenics in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141 “Business Combinations” at this time. Upon closing, the management of CardioGenics will engage third party experts and such other qualified personnel as will be required to make a full valuation to assist management to properly allocate the purchase price to the estimated fair value of the identifiable assets acquired and liabilities assumed. The fair value of the common stock to be effectively issued to JAG Media stockholders as the consideration for the acquisition of $11,022,554, the excess of the fair value of the net liabilities assumed over the fair value of the identifiable assets acquired of $87,251, plus acquisition costs of approximately $275,000 (a total of $11,384,805) has been preliminarily allocated to in process research and development acquired.    In accordance with SFAS No. 141, such amount has been immediately written off and accounted for as explained in (a) and (b) in Note 2 to the pro forma financial statements.   However, such amount allocated to in process research and development acquired in the pro forma condensed financial statements may change significantly, including changes for the reallocation to amortizable and non-amortizable assets and intangible assets with definite and indefinite lives, and potential in process research and development. Upon completion of the allocation, if any amounts are allocated to goodwill and/or intangible assets other than in process research and development acquired, management will perform the tests required by SFAS No. 142, “Goodwill and Other Intangible Assets” and record impairment if necessary. In addition to the completion of the final valuation of certain assets acquired and liabilities assumed, the impact of ongoing integration activities, the timing of completion of the transaction and other changes in JAG Media’s net tangible and intangible assets that occur prior to completion of the transaction could cause material differences in the information presented.

The unaudited condensed pro forma financial statements are provided for illustrative purposes only. They do not purport to represent what the combined company’s results of operations and financial position would have been had the transaction actually occurred as of the dates indicated, and they do not purport to project the combined company’s future results of operations or financial position.

UNAUDITED CONDENSED PRO FORMA BALANCE SHEET
AS OF APRIL 30, 2009

	JAG		Pro Forma
	Media	CardioGenics	Adjustments

ASSETS
Current assets:
Cash	$106,252	$232,072	$2,715,000	(n)	$3,053,324
Accounts receivable, net	44,959				44,959
Government grants and investment tax credits receivable		106,816			106,816
Other current assets	134,831	11,719			146,550

Total current assets	286,042	350,607	2,715,000		3,351,649
Equipment, net	24,139	54,371			78,510
Other assets:
In process research and development acquired			11,384,805	(a)(h)
			(11,384,805	)(b)
Patent application costs		233,502			233,502
Total other assets	—	233,502			233,502
Total assets	$310,181	$638,480	$2,715,000		$3,663,661

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)
Current liabilities:
Convertible debentures and accrued interest payable	$—	$1,031,619	$(1,031,619	)(c)	$—
Accounts payable and accrued expenses	383,024	437,805	31,718	(e)(h)	852,547
Due to director		883,000	(883,000	)(e)	—
Deferred revenues	14,404				14,404
Total current liabilities	397,428	2,352,424	(1,882,901)		866,951

Convertible debentures payable, net of current portion	—	380,694	(380,694	)(d)	—

Total liabilities	397,428	2,733,118	(2,263,595)		866,951

Mandatorily redeemable Class B common stock; par value $.00001 per share: 400,000 shares designated as Series 2; 381,749 shares issued and outstanding	4				4
40,000 shares designated as Series 3; 21,500 shares issued and outstanding	—				—

	4				4

Commitments and contingencies
Stockholders’ equity (deficiency):
Preferred stock; par value $.0001 per share, 50,000,000 shares authorized, none issued	—	—	—		—
Common stock; par value $.00001 per share; 500,000,000 shares authorized, 67,517,816 shares issued and outstanding; 213,046,011 shares to be outstanding	675	1,448,220	1,031,619	(c)
			380,694	(d)
			1,243,391	(e)
			(6,816,794	)(f)
			(675	)(g)
			2,715,000	(n)	2,130

Additional paid-in capital	64,154,996	841,292	11,022,554	(a)(g)
			6,816,794	(f)
			(64,154,996	)(g)
			262,000	(d)	18,942,640

Accumulated deficit	(64,242,922)	(4,603,671)	(11,384,805	)(b)
			(262,000	)(d)
			(117,109	)(e)
			64,242,922	(g)	(16,367,585)
Accumulated other comprehensive income	—	219,521			219,521
Total stockholders’ equity (deficiency)	(87,251)	(2,094,638)	4,978,595		2,796,706
Total liabilities and stockholders’ equity	$310,181	$638,480	$2,715,000		$3,663,661

See Notes to Unaudited Condensed Pro Forma Financial Statements.

UNAUDITED CONDENSED PRO FORMA STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED APRIL 30, 2009

			Pro Forma
	JAG Media	CardioGenics	Adjustments (o)

Revenues	$73,913	—			$73,913
Operating expenses:
Cost of revenues	12,900				12,900
Research and product development, net of investment tax credits		$71,042			71,042
Marketing and selling expenses	3,822				3,822
Depreciation and amortization		12,222			12,222
General and administrative expenses	600,138	56,035			656,173
Totals	616,860	139,299			756,159
Loss from operations	(542,947)	(139,299)			(682,246)
Other expense:
Interest expense, net	(113,600)	(117,258)	118,126	(i)	(112,732)
Loss on foreign exchange		(14,414)	14,414	(j)	—
Loss before non-recurring charges(e)	$(656,547)	$(270,971)	$122,253		$(794,978)
Basic and diluted loss before non-recurring charges per share	$(0.01)				$(0.01)
Basic and diluted weighted average common shares outstanding	64,081,352				486,264,962

See Notes to Unaudited Condensed Pro Forma Financial Statements.

UNAUDITED CONDENSED PRO FORMA STATEMENT OF OPERATIONS
FOR THE YEAR ENDED OCTOBER 31, 2008

			Pro Forma
	JAG Media(1)	CardioGenics	Adjustments (p)

Revenues	$183,194	—			$183,194

Operating expenses:
Cost of revenues	43,435				43,435
Research and product development, net of investment tax credits		$24,531			24,531
Depreciation and amortization		62,176			62,176
Marketing and selling expenses	64,510				64,510
General and administrative expenses	1,673,741	177,169			1,850,910

Totals	1,781,686	263,876			2,045,562

Loss from operations	(1,598,492)	(263,876)			(1,862,368)
Other expense:
Loss on change in value of derivative liability	(1,331,600)				(1,331,600)
Loss on extinguishment of debt		(231,580)	231,580	(m)	—
Interest expense, net	(1,542,294)	(200,425)	239,689	(k)	(1,503,030)
Loss on foreign exchange		(657,340)	628,726	(l)	(28,614)

Loss before non-recurring charges(f)	$(4,472,386)	$(1,353,221)	$1,071,578		$(4,725,612)

Basic and diluted loss before non-recurring charges per share	$(0.07)				$(0.01)

Basic and diluted weighted average common shares outstanding	59,889,101				482,072,711

See Notes to Unaudited Condensed Pro Forma Financial Statements.

NOTES TO UNAUDITED CONDENSED
PRO FORMA FINANCIAL STATEMENTS

Note 1:	Estimated Purchase Price and Shares to be Issued

The following unaudited condensed pro forma financial statements of JAG Media and CardioGenics were derived from the historical consolidated financial statements of JAG Media and CardioGenics and should be read in conjunction with the financial statements and the Notes thereto, included elsewhere in this Current Report on Form 8-K/A and in JAG Media’s EDGAR filings with the SEC. The unaudited pro forma condensed balance sheet combines the historical unaudited consolidated balance sheets of JAG Media and CardioGenics as of April 30, 2009 as if the reverse acquisition had been consummated as of that date. The unaudited condensed pro forma statements of operations for the six months ended April 30, 2009 combine the unaudited historical consolidated statements of operations of JAG Media and CardioGenics for the six months ended April 30, 2009 as if the reverse acquisition were completed at the beginning of the period. The unaudited condensed pro forma statement of operations for the year ended October 31, 2008 combines the audited historical consolidated statement of operations of JAG Media for the twelve months ended October 31, 2008 with the audited historical consolidated statement of operations of CardioGenics for the year ended October 31, 2008 as if the reverse acquisition was completed at the beginning of the year.

Purchase Price Calculation:

Number of shares of JAG Media Common Stock outstanding as of April 30, 2009 used as an estimate of the number of shares to be effectively purchased by CardioGenics as of the effective date of the acquisition	67,517,816

Fair value per share applied to the number of shares effectively purchased by CardioGenics – 11 day weighted average JAG Media stock price from the “Pink Sheets” for the period March 6, 2009 to March 20, 2009, comprising the period of five trading days before and after the date of the announcement of the terms of the acquisition agreement	$0.163254

Estimated purchase price	$11,022,554

Preliminary allocation of estimated excess purchase price:
Estimated purchase price	$11,022,554
Excess of estimated fair value of the liabilities assumed over the fair value of the identifiable assets acquired (JAG Media’s stockholders’ deficiency) as of April 30, 2009	87,251
Acquisition costs	275,000

Excess purchase price preliminarily allocated to in process research and development acquired	$11,384,805

A purchase price valuation has not yet been undertaken by the management of CardioGenics in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141 “Business Combinations”. Upon closing, the management of CardioGenics will engage third party experts and such qualified personnel as will be required to make a full valuation to properly allocate the fair value of the identifiable assets acquired and liabilities assumed. The fair value of the common stock to be effectively issued to JAG Media stockholders as the consideration for the acquisition of $11,022,554, the excess of the fair value of the net liabilities assumed over the fair value of the identifiable assets acquired of $87,251, plus acquisition costs of approximately $275,000 (a total of $11,384,805) has been preliminarily allocated to in process research and development acquired under a single caption called “In process research and development acquired.” In accordance with SFAS No. 141, such amount has been immediately written off and accounted for as explained in (a) and (b) in Note 2 to the pro forma financial statements.   However, such amounts allocated to in process research and development acquired in the pro forma condensed financial statements may change significantly, including changes for the reallocation to amortizable and non-amortizable assets and intangible assets with definite and indefinite lives, and potential in process research and development. Upon completion of the allocation amongst the goodwill and other intangible assets, management will perform the tests prescribed by SFAS No. 142, “Goodwill and Other Intangible Assets” and record additional impairment charges if necessary and amortize any amounts allocated to intangible assets with definite lives. The accompanying pro forma condensed financial statements do not reflect such potential effects of reallocations and/or impairment charges.

Note 2:	Pro Forma Financial Statement Adjustments

The preliminary adjustments to record the reverse acquisition of JAG Media by CardioGenics are as follows:

(a)
an adjustment to record the excess of purchase price over the carrying value of net liabilities acquired which has preliminarily been recorded as in process research and development acquired of $11,109,805 on the balance sheet;

(b)	an adjustment to write off in process research and development acquired of $11,384,805 from the balance sheet;

(c)
an adjustment to record the issuance of 1,211,285 shares of CardioGenics common stock on conversion of debentures totaling $637,000 converted at $0.78 per share of common stock and accrued interest of $394,619 thereon converted at $1.00 per share of common stock in accordance with SFAS 141;

(d)
an adjustment to record the issuance of 812,000 shares of CardioGenics common stock on conversion of debentures totaling $371,333, accrued interest of $9,361 thereon converted at $0.469 per share of common stock, and deferred finance costs of $262,000 representing the difference of the stock price and the fair market value of the beneficial conversion feature at date of conversion;

(e)
an adjustment to record the issuance of 1,375,333 shares of CardioGenics common stock on conversion of loans from  a director totaling $883,000 converted at $0.78 per share of common stock, incurring a loss on extinguishment of debt of $117,109, and accrued interest of $243,282 thereon converted at $1.00 per share of common stock;

(f)
an adjustment to effectively record the issuance of 422,183,610 shares of JAG Media’s  common stock in conjunction with the reverse acquisition representing common stock reserved for issuance initially to the CardioGenics stockholders;

(g)	the elimination of JAG Media’s stockholders’ deficiency;

(h)
an adjustment to record estimated legal, accounting, and other acquisition costs, as part of in process research and development acquired, occurring during the interim period between the six months ended April 30, 2009 and the closing of the transaction, associated with the transaction of $275,000;

(i)
an adjustment to reduce interest expense recorded on convertible debentures and an advance from a director as if the debentures and advance had been repaid at the beginning of the six months ended April 30, 2009;

(j)
an adjustment to decrease the loss on foreign exchange based on the reduction in the convertible debentures and advance from a director  and the interest expense recorded on convertible debentures and an advance from a director as if the debentures and advance had been repaid at the beginning of the six months ended April 30, 2009

(k)
an adjustment to reduce interest expense recorded on convertible debentures and an advance from a director as if the debentures and advance had been repaid at the beginning of the year ended October 31, 2008;

(l)
an adjustment to decrease the loss on foreign exchange based on the reduction in the convertible debentures and advance from a director and the interest expense recorded on convertible debentures and an advance from a director as if the debentures and advance had been repaid at the beginning of the year ended October 31, 2008;

(m)	an adjustment to reduce the loss on extinguishment of debt as if the convertible debt had been converted at the beginning of the year ended October 31, 2008 rather than repaid;

(n)
an adjustment to record the issuance of $2,715,000 of CardioGenics no par common stock as additional paid-in capital under a private placement.  The private placement was a required condition precedent to the acquisition;

(o)
the accompanying pro forma financial statements do not include adjustments resulting from non-recurring charges attributable to the “Change in Control” clauses in the employment agreements of Thomas J. Mazzarisi and Stephen J. Schoepfer with JAG Media pursuant to which such officers would receive options to purchase 2,000,000 shares of common stock each with an aggregate fair value as of April 30, 2009 of $258,000 using the Black-Scholes option pricing model assuming a risk free interest rate of 3.16% annually, no dividend payment, annual volatility of 194.576%, an exercise price, defined in the employment agreements as the average closing bid price for 30 days preceding change in control, of $0.1624, and the stock price of $0.15 as such charges do not reflect an on-going charge that should be considered as part of the continuing operations of the company;

(p)
the accompanying pro forma financial statements do not include adjustments resulting from non-recurring charges attributable to the “Change in Control” clauses in the employment agreements of Thomas J. Mazzarisi and Stephen J. Schoepfer with JAG Media pursuant to which such officers would receive options to purchase 2,000,000 shares of common stock each with an aggregate fair value as of October 31, 2008 of $759,000 using the Black-Scholes option pricing model assuming a risk free interest rate of 4.0% annually, no dividend payment, annual volatility of 198.598%, an exercise price, defined in the employment agreements as the average closing bid price for 30 days preceding change in control, of $0.34, and the stock price of $0.38 as such charges do not reflect an on-going charge that should be considered as part of the continuing operations of the company.